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                                                                       Exhibit 2

                              CERTIFICATE OF MERGER
                                       OF
             BRISTOL RETAIL SOLUTIONS, INC. (A DELAWARE CORPORATION)
                                  WITH AND INTO
                 RMAG ACQUISITION CORP. (A FLORIDA CORPORATION)

         Pursuant to the General Corporate Law of the State of Delaware the undersigned corporation DOES HEREBY CERTIFY:

         FIRST: That BRISTOL RETAIL SOLUTIONS, INC., a Delaware corporation shall be merged with and into RMAG ACQUISITION CORP., a Florida corporation. BRISTOL RETAIL SOLUTIONS, INC. and RMAG ACQUISITION CORP. are sometimes hereinafter collectively referred to as the "Constituent Corporations."

         SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

         THIRD: That the name of the surviving corporation of the merger is RMAG ACQUISITION CORP., a Florida corporation.

         FOURTH: That the Articles of Incorporation of RMAG ACQUISITION CORP., a Florida corporation, which is the surviving corporation, are hereby amended as of the date of the filing of this Certificate of Merger to change the name of the surviving corporation to BRISTOL RETAIL SOLUTIONS, INC., and shall thereafter continue in full force and effect as the Articles of Incorporation of the surviving corporation.

         FIFTH: That the executed Agreement of Merger is on file at the principal place of business of the surviving corporation, the address of which is 6401 Congress Avenue, Suite 250, Boca Raton, Florida 33487.

         SIXTH: That a copy of the Agreement of Merger will be furnished, on request and without cost, to any stockholder of any Constituent Corporation.

         SEVENTH: That RMAG ACQUISITION CORP. survives the merger and may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of any constituent Delaware corporation as well as for enforcement of any obligation of the surviving corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of
Section 262 of the General Corporation Law of Delaware, and it does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is 6401 Congress Avenue, Suite 250, Boca Raton, FL 33487, until the surviving corporation shall have hereafter designated in writing to the said Secretary of State a different address for such purpose.


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         Signed this 28th day of June, 2001.

                                       BRISTOL RETAIL SOLUTIONS, INC.
                                       a Delaware corporation



                                       By:
                                           -------------------------------------
                                           Lawrence Cohen, President



                                       RMAG ACQUISITION CORP.
                                       a Florida corporation



                                       By:
                                           -------------------------------------
                                           Lawrence Cohen, President





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